Exhibit 99.1

ANGI REPORTS Q4 2018 - FULL YEAR REVENUE OVER $1.1 BILLION

GOLDEN, Colo. — February 7, 2019—ANGI Homeservices (NASDAQ: ANGI) released its fourth quarter and full year 2018 results today.  Financial results consist of HomeAdvisor financial results for all periods and Angie’s List results following the completion of the combination of HomeAdvisor and Angie’s List on September 29, 2017.  For periods prior to September 29, 2017, ANGI Homeservices financial results are those of HomeAdvisor.  A letter to IAC shareholders from IAC’s CEO Joey Levin, which includes a discussion of ANGI Homeservices, was posted on the Investor Relations section of IAC’s website at www.iac.com/Investors.

ANGI HOMESERVICES SUMMARY RESULTS

($ in millions except per share amounts)

	Q4 2018	Q4 2017	Growth	FY 2018	FY 2017	Growth

Revenue	$279.0	$223.2	25%	$1,132.2	$736.4	54%
Operating income (loss)	17.9	(33.9)	nm	63.9	(147.9)	nm
Net earnings (loss)	36.7	(58.2)	nm	77.3	(103.1)	nm
GAAP Diluted EPS	0.07	(0.12)	nm	0.15	(0.24)	nm
Adjusted EBITDA	66.2	16.2	307%	247.5	39.2	532%

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

Q4 2018 HIGHLIGHTS

•                  Pro forma revenue (excluding deferred revenue write-offs in connection with the Angie’s List transaction and Handy acquisition) increased 21% year-over-year to $279.5 million, driven by 37% Marketplace growth.

•                  Marketplace service requests increased 24% year-over-year to 5.3 million with full year 2018 service requests of over 23 million, from over 13 million households.

•                  Marketplace paying service professionals increased 18% to 214,000 and revenue per paying service professional increased 16% year-over-year (compared to 14% growth in Q3 2018).

•                  Excluding Angie’s List and Handy transaction-related items, operating income was $41.1 million and Adjusted EBITDA was $68.7 million, which represents a 25% Adjusted EBITDA margin.

•                  Excluding Angie’s List and Handy transaction-related items, full year 2018 operating income was $149.2 million and full year 2018 Adjusted EBITDA was $260.3 million.

•                  Full year 2018 net cash provided by operations increased $181.9 million to $223.7 million and Free Cash Flow increased $161.7 million to $176.7 million.

•                  On February 6, 2019, the Board of Directors authorized the Company to repurchase up to 15 million shares of its common stock.

•                  M&A Update:

•                  Completed the acquisition of Fixd Repair, a home warranty and service company, in January 2019

•                  Completed the sale of Felix on December 31, 2018 (see Felix 2018 revenue on page 4)

Revenue

	As Reported			Pro Forma (a)
($ in millions; rounding differences may occur)	Q4 2018	Q4 2017	Growth	Q4 2018	Q4 2017	Growth

Marketplace (b)	$191.1	$139.4	37%	$191.5	$139.4	37%
Advertising & Other (c)	70.9	68.8	3%	71.1	76.5	-7%
Total North America	$262.0	$208.2	26%	$262.6	$215.9	22%
Europe	16.9	15.0	13%	16.9	15.0	13%
Total ANGI Homeservices revenue	$279.0	$223.2	25%	$279.5	$230.9	21%

(a)         Pro forma results exclude deferred revenue write-offs of $0.5 million in Q4 2018 in connection with the Angie’s List transaction and Handy acquisition and $7.6 million in Q4 2017 in connection with the Angie’s List transaction.

(b)         Reflects the HomeAdvisor and Handy domestic marketplace service, including consumer connection revenue for consumer matches, membership subscription revenue from service professionals and revenue from completed jobs sourced through the Handy platform.  It excludes revenue from Angie’s List, mHelpDesk, HomeStars and Felix.

(c)          Includes Angie’s List revenue (revenue from service professionals under contract for advertising and membership subscription fees from consumers) as well as revenue from mHelpDesk, HomeStars and Felix.

•                  Revenue increased 25% to $279.0 million driven by:

•                  37% Marketplace growth driven by a 24% increase in service requests to 5.3 million, an 18% increase in paying service professionals to 214,000 and a 16% increase in revenue per paying service professional (compared to 14% growth in Q3 2018)

•                  13% growth in Europe

•                  Pro forma revenue (excluding deferred revenue write-offs in connection with the Angie’s List transaction and Handy acquisition) increased 21% to $279.5 million.

Operating income (loss) and Adjusted EBITDA

($ in millions; rounding differences may occur)	Q4 2018	Q4 2017	Growth

Operating income (loss)
North America	$21.2	$(29.0)	nm
Europe	(3.4)	(4.9)	32%
Total	$17.9	$(33.9)	nm
Adjusted EBITDA
North America	$67.7	$18.8	259%
Europe	(1.5)	(2.6)	43%
Total	$66.2	$16.2	307%

•                  Operating income was $17.9 million in Q4 2018 compared to an operating loss of $33.9 million in Q4 2017 reflecting:

•                  Adjusted EBITDA of $66.2 million in Q4 2018 compared to $16.2 million in Q4 2017.

•                  Items impacting Q4 2018

•                  Lower selling and marketing expense as a percentage of revenue

•                  $1.7 million in CEO-transition compensation-related expenses

•                  $0.4 million deferred revenue write-offs and $2.0 million in transaction-related costs in connection with the Handy acquisition

•                  Items impacting Q4 2017

•                  $7.6 million deferred revenue write-offs in connection with the Angie’s List transaction

•                  $14.4 million of severance, retention, transaction and integration-related costs in connection with the Angie’s List transaction

•                  A decrease in stock-based compensation expense of $1.3 million reflecting:

•                  $6.4 million lower expense to $18.8 million in connection with the Angie’s List transaction which includes:

•                  $15.8 million related to the modification of previously issued HomeAdvisor unvested equity awards, which were converted into ANGI Homeservices equity awards in the transaction

•                  $2.9 million related to previously issued Angie’s List equity awards, which were converted into ANGI Homeservices equity awards in the transaction

•                  Acceleration of $3.9 million in expense in Q4 2018 related to the CEO transition

•                  $1.9 million expense in Q4 2018 related to Handy

•                  A decrease in amortization of intangibles of $1.9 million driven by lower expense related to the Angie’s List transaction, partially offset by increased expense from the acquisition of Handy

Income Taxes

The Q4 2018 income tax benefit of $6.9 million, despite pre-tax income, was due primarily to the excess tax benefits generated by the exercise and vesting of stock-based awards.

In Q4 2017, the Company recorded an income tax provision of $22.0 million, despite a pre-tax loss.  The provision was due primarily to the reduction of $33.0 million in the Company’s net deferred tax assets because of the lower tax rate enacted by the US Tax Cuts and Jobs Act.

Operating Metrics

	Q4 2018	Q4 2017	Growth
Marketplace Service Requests (in thousands) (b)(d)	5,254	4,227	24%
Marketplace Paying Service Professionals (in thousands) (b)(e)	214	181	18%
Marketplace Revenue per Paying Service Professional (b)(f)	$895	$771	16%
Advertising Service Professionals (in thousands) (g)	36	45	-20%

(d)         Fully completed and submitted domestic customer service requests to HomeAdvisor and completed jobs sourced through the Handy platform.

(e)          The number of HomeAdvisor and Handy domestic service professionals that had an active subscription and/or paid for consumer matches or completed a job sourced through the Handy platform in the last month of the period.  An active HomeAdvisor subscription is a subscription for which HomeAdvisor was recognizing revenue on the last day of the relevant period.

(f)            Pro forma Marketplace quarterly revenue divided by Marketplace Paying Service Professionals.

(g)         Reflects the total number of Angie’s List service professionals under contract for advertising at the end of the period.

Free Cash Flow

For the twelve months ended December 31, 2018, Free Cash Flow increased $161.7 million to $176.7 million due to higher Adjusted EBITDA, partially offset by higher capital expenditures and higher cash interest payments.

	Twelve Months Ended December 31,
($ in millions, rounding differences may occur)	2018	2017
Net cash provided by operating activities	$223.7	$41.8
Capital expenditures	(47.0)	(26.8)
Free Cash Flow	$176.7	$15.0

Other

ANGI Homeservices completed the sale of Felix on December 31, 2018 (originally acquired in August 2012).  Felix operated a pay-per-call advertising service and no longer fit with ANGI Homeservices strategic priorities.  2018 revenue for Felix is below and the business has been slightly profitable.

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018
Felix Revenue ($ in millions)	$8.5	$10.0	$10.2	$8.2	$36.9

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2018:

•                  ANGI Homeservices had 501.6 million Class A and Class B common shares outstanding.

•                  IAC’s economic interest in ANGI Homeservices was 83.9% and IAC’s voting interest in ANGI Homeservices was 98.1%.

•                  ANGI Homeservices held $361.9 million in cash and cash equivalents and marketable securities and owed $262.3 million of debt, including a current portion of $13.8 million and $1.0 million owed to a foreign subsidiary of IAC.

•                  ANGI Homeservices has a $250 million revolving credit facility, which was undrawn as of December 31, 2018 and currently remains undrawn.

On February 6, 2019, the Board of Directors of ANGI Homeservices authorized the Company to repurchase up to 15 million shares of its common stock. ANGI Homeservices may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

CONFERENCE CALL

ANGI Homeservices will audiocast a conference call to answer questions regarding its fourth quarter and full year 2018 results on Friday, February 8, 2019, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of ANGI Homeservices’ business.  The live audiocast will be open to the public at ir.angihomeservices.com or www.iac.com/Investors.

DILUTIVE SECURITIES

ANGI Homeservices has various dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	2/1/19	Dilution at:
Share Price			$16.94	$17.00	$18.00	$19.00	$20.00

Absolute Shares as of 2/1/19	504.0		504.0	504.0	504.0	504.0	504.0

SARs	31.4	$2.97	10.7	10.7	10.8	10.9	11.0
Options	1.7	$11.60	0.4	0.4	0.5	0.5	0.5
RSUs and Other	4.7		1.2	1.2	1.2	1.2	1.2
IAC denominated equity awards	2.2		0.9	0.9	0.9	0.8	0.8
Total Dilution			13.2	13.2	13.3	13.4	13.5
% Dilution			2.6%	2.6%	2.6%	2.6%	2.6%
Total Diluted Shares Outstanding			517.3	517.3	517.4	517.5	517.6

The dilutive securities calculation in the above table is different from GAAP dilution, which is calculated using the treasury stock method, and is based on the following assumptions:

Stock settled stock appreciation rights (“SARS”) — These awards are settled on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise, assuming a withholding tax rate of 50%.  Withholding taxes paid by the Company on behalf of the employees upon exercise would have been $219.6 million, assuming a stock price of $16.94 and a 50% withholding rate.  In addition, the estimated income tax benefit from the tax deduction that will be realized by the Company upon the exercise of these awards is assumed to be used to repurchase ANGI Homeservices shares.

Upon exercise, if the Company decided to issue a sufficient number of shares to cover the $219.6 million employee withholding tax obligation above, 13.0 million additional shares would be issued.

Options — The cash generated from the exercise of all vested and unvested options, consisting of (a) the option exercise price and (b) the estimated income tax benefit from the tax deduction received upon the exercise of options, is assumed to be used to repurchase ANGI Homeservices shares.

Subsidiary denominated equity awards and RSUs — These awards are settled on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon vesting or exercise, in each case assuming a withholding tax rate of 50%.  Withholding taxes paid by the Company on behalf of the employees upon vesting or exercise would have been $38.5 million, assuming a stock price of $16.94 and a 50% withholding rate.  In addition, the estimated income tax benefit from the tax deduction received upon the vesting or exercise of these awards is assumed to be used to repurchase ANGI Homeservices shares.

IAC denominated equity awards — IAC denominated equity awards represent options and performance-based restricted stock units denominated in the shares of IAC that have been issued to employees of ANGI Homeservices.  Upon the exercise or vesting of IAC equity awards, IAC will settle the awards with shares of IAC, and ANGI Homeservices will issue additional shares of ANGI Homeservices to IAC as reimbursement.  The estimated income tax benefit from the tax deduction received upon the exercise or vesting of IAC denominated equity awards is assumed to be used to repurchase ANGI Homeservices shares.

GAAP FINANCIAL STATEMENTS

ANGI HOMESERVICES CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

($ in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue	$278,992	$223,213	$1,132,241	$736,386
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	13,426	11,682	55,739	34,073
Selling and marketing expense	125,282	126,386	541,469	464,040
General and administrative expense	85,350	82,471	323,462	300,433
Product development expense	16,392	15,378	61,143	47,907
Depreciation	6,140	4,838	24,310	14,543
Amortization of intangibles	14,517	16,376	62,212	23,261
Total operating costs and expenses	261,107	257,131	1,068,335	884,257

Operating income (loss)	17,885	(33,918)	63,906	(147,871)

Interest expense—third party	(2,826)	(1,765)	(11,623)	(1,765)
Interest expense—related party	(16)	(433)	(118)	(5,971)
Other income (expense), net	14,884	(126)	17,859	1,974
Earnings (loss) before income taxes	29,927	(36,242)	70,024	(153,633)
Income tax benefit (provision)	6,885	(21,989)	7,483	49,106
Net earnings (loss)	36,812	(58,231)	77,507	(104,527)
Net (earnings) loss attributable to noncontrolling interests	(125)	7	(189)	1,409
Net earnings (loss) attributable to ANGI Homeservices Inc. shareholders	$36,687	$(58,224)	$77,318	$(103,118)

Per share information attributable to ANGI Homeservices Inc. shareholders:
Basic earnings (loss) per share	$0.07	$(0.12)	$0.16	$(0.24)
Diluted earnings (loss) per share	$0.07	$(0.12)	$0.15	$(0.24)

Stock-based compensation expense by function:
Cost of revenue	$—	$—	$—	$19
Selling and marketing expense	842	5,361	3,368	25,763
General and administrative expense	23,697	21,012	84,028	107,662
Product development expense	3,106	2,577	9,682	15,786
Total stock-based compensation expense	$27,645	$28,950	$97,078	$149,230

ANGI HOMESERVICES CONSOLIDATED BALANCE SHEET

($ in thousands)

	December 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$336,984	$221,521
Marketable securities	24,947	—
Accounts receivable, net of allowance and reserves	27,263	28,085
Other current assets	84,933	12,772
Total current assets	474,127	262,378

Property and equipment, net of accumulated depreciation and amortization	70,859	53,292
Goodwill	894,709	770,226
Intangible assets, net of accumulated amortization	304,295	328,571
Deferred income taxes	40,837	50,723
Other non-current assets	23,200	2,072
TOTAL ASSETS	$1,808,027	$1,467,262

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Current portion of long-term debt	$13,750	$13,750
Current portion of long-term debt—related party	—	816
Accounts payable	20,083	18,933
Deferred revenue	61,417	62,371
Accrued expenses and other current liabilities	105,987	75,171
Total current liabilities	201,237	171,041

Long-term debt, net	244,971	258,312
Long-term debt—related party, net	1,015	1,997
Deferred income taxes	3,808	5,626
Other long-term liabilities	16,846	5,892

Redeemable noncontrolling interests	18,163	21,300

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Class A common stock	81	63
Class B convertible common stock	421	415
Class C common stock	—	—
Additional paid-in capital	1,333,097	1,112,400
Accumulated deficit	(18,797)	(121,764)
Accumulated other comprehensive (loss) income	(1,861)	2,232
Total ANGI Homeservices Inc. shareholders’ equity	1,312,941	993,346
Noncontrolling interests	9,046	9,748
Total shareholders’ equity	1,321,987	1,003,094
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,808,027	$1,467,262

ANGI HOMESERVICES CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

($ in thousands)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net earnings (loss)	$77,507	$(104,527)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Stock-based compensation expense	97,078	149,230
Amortization of intangibles	62,212	23,261
Bad debt expense	47,242	27,514
Depreciation	24,310	14,543
Deferred income taxes	(8,368)	(48,350)
Gain from the sale of a business	(13,237)	—
Other adjustments, net	(519)	(911)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(47,686)	(33,179)
Other assets	(12,959)	4,523
Accounts payable and other liabilities	(576)	778
Income taxes payable and receivable	725	(2,054)
Deferred revenue	(2,029)	10,995
Net cash provided by operating activities	223,700	41,823
Cash flows from investing activities:
Acquisitions, net of cash acquired	3,669	(66,340)
Capital expenditures	(46,976)	(26,837)
Proceeds from maturities of marketable debt securities	35,000	—
Purchases of marketable debt securities	(59,671)	—
Proceeds from sale of fixed assets	10,412	—
Other, net	(25)	—
Net cash used in investing activities	(57,591)	(93,177)
Cash flows from financing activities:
Borrowing under term loan	—	275,000
Principal payments on term loan	(13,750)	—
Debt issuance costs	(2,168)	(3,013)
Proceeds from issuance of related party debt	—	131,360
Principal payments on related party debt	(1,904)	(181,580)
Proceeds from the exercise of stock options	4,693	1,653
Withholding taxes paid on behalf of employees on net settled stock-based awards	(29,844)	(10,113)
Transfers from IAC/InterActiveCorp for periods prior to the Combination	—	24,178
Purchase of noncontrolling interests	(6,061)	(12,789)
Other, net	13	37
Net cash (used in) provided by financing activities	(49,021)	224,733
Total cash provided	117,088	173,379
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	212	1,217
Net increase in cash, cash equivalents, and restricted cash	117,300	174,596
Cash, cash equivalents, and restricted cash at beginning of period	221,521	46,925
Cash, cash equivalents, and restricted cash at end of period	$338,821	$221,521

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

ANGI HOMESERVICES RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

	For the three months ended December 31, 2018
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$21.2	$27.4	$5.4	$13.6	$67.7
Europe	(3.4)	0.2	0.7	0.9	(1.5)
Total	$17.9	$27.6	$6.1	$14.5	$66.2

	For the three months ended December 31, 2017
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(29.0)	$28.6	$4.4	$14.8	$18.8
Europe	(4.9)	0.3	0.5	1.5	(2.6)
Total	$(33.9)	$29.0	$4.8	$16.4	$16.2

	For the twelve months ended December 31, 2018
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$78.1	$96.1	$21.9	$57.9	$254.0
Europe	(14.2)	1.0	2.4	4.3	(6.5)
Total	$63.9	$97.1	$24.3	$62.2	$247.5

	For the twelve months ended December 31, 2017
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(128.5)	$147.6	$13.2	$17.8	$50.2
Europe	(19.4)	1.7	1.3	5.4	(11.0)
Total	$(147.9)	$149.2	$14.5	$23.3	$39.2

OPERATING INCOME MARGIN AND ADJUSTED EBITDA MARGIN RECONCILIATION

		Angie’s List Transaction-Related Items			Handy Transaction-Related Items
		Deferred Revenue	Transaction	Stock-based	Deferred Revenue	Transaction	Stock-based	Excluding Transaction-
Q4 2018	As Reported	Write-offs	Costs	Compensation Expense	Write-offs	Costs	Compensation Expense	Related Items

Revenue	$279.0	$0.1			$0.4			$279.5

Operating income	$17.9	$0.1	$—	$18.8	$0.4	$2.0	$1.9	$41.1
Operating income margin	6%							15%

Adjusted EBITDA	$66.2	$0.1	$—		$0.4	$2.0		$68.7
Adjusted EBITDA margin	24%							25%

		Angie’s List Transaction-Related Items			Handy Transaction-Related Items
		Deferred Revenue	Transaction	Stock-based	Deferred Revenue	Transaction	Stock-based	Excluding Transaction-
FY 2018	As Reported	Write-offs	Costs	Compensation Expense	Write-offs	Costs	Compensation Expense	Related Items

Revenue	$1,132.2	$5.5			$0.4			$1,138.1

Operating income	$63.9	$5.5	$3.6	$70.6	$0.4	$3.3	$1.9	$149.2
Operating income margin	6%							13%

Adjusted EBITDA	$247.5	$5.5	$3.6		$0.4	$3.3		$260.3
Adjusted EBITDA margin	22%							23%

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING

ANGI Homeservices reports Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  ANGI Homeservices endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable.  We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature.  Adjusted EBITDA has certain limitations in that it does not take into account the impact to our consolidated and combined statement of operations of certain expenses.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.  We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated and combined statement of operations of certain expenses.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account mandatory debt service requirements.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated and combined statement of cash flows.

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING - continued

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions (including the combination of HomeAdvisor and Angie’s List), of SARs, RSUs, stock options and performance-based RSUs.  These expenses are not paid in cash and we view the economic cost of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method.  Performance-based RSUs are included only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period).  To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.

Please see page 6 for a summary of our dilutive securities as of February 1, 2019 and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions (including the combination of HomeAdvisor and Angie’s List).  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional and contractor relationships, technology, memberships, customer lists and user base and trade names, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on February 8, 2019, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) our ability to compete effectively, (ii) the failure or delay of the home services market to migrate online, (iii) adverse economic events or trends, particularly those that adversely impact consumer confidence and spending behavior, (iv) our ability to establish and maintain relationships with quality service professionals, (v) our ability to build, maintain and/or enhance our various brands, (vi) our ability to market our various products and services in a successful and cost-effective manner, (vii) our continued ability to communicate with consumers and service professionals via e-mail or an effective alternative means of communication, (viii) our ability to introduce new and enhanced products and services that resonate with consumers and service professionals and that we are able to effectively monetize, (ix) our ability to realize the expected benefits of the combination of HomeAdvisor and Angie’s List within the anticipated time frames or at all, (x) the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties) and our ability to enhance, expand and adapt our technology systems and infrastructures in a timely and cost-effective manner, (xi) our ability to protect our systems from cyberattacks and to protect personal and confidential user information, (xii) the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, (xiii) our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, (xiv) our ability to operate (and expand into) international markets successfully, (xv) operational and financial risks relating to acquisitions, (xvi) changes in key personnel, (xvii) increased costs and strain on our management as a result of operating as a new public company, (xviii) adverse litigation outcomes and (xix) various risks related to our relationship with IAC and our outstanding indebtedness.  Certain of these and other risks and uncertainties are discussed in ANGI Homeservices’ filings with the Securities and Exchange Commission.  Other unknown or unpredictable factors that could also adversely affect ANGI Homeservices’ business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of ANGI Homeservices’ management as of the date of this press release.  ANGI Homeservices does not undertake to update these forward-looking statements.

About ANGI Homeservices Inc.

ANGI Homeservices Inc. (NASDAQ: ANGI) connects millions of homeowners to home service professionals through its portfolio of digital home service brands, including HomeAdvisor®, Angie’s List® and Handy.  Combined, these leading marketplaces have collected more than 15 million reviews over the course of 20 years, allowing homeowners to research, match and connect on-demand to the largest network of service professionals online, through our mobile apps, or by voice assistants.  ANGI Homeservices owns and operates brands in eight countries and is headquartered in Golden, Colorado.  Learn more at www.angihomeservices.com.

Contact Us

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

ANGI Homeservices Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7361

ANGI HOMESERVICES

14023 Denver West Parkway, Building 64, Golden, CO 80401 (303) 963-7200 http://www.angihomeservices.com